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                                                                  EXHIBIT (A)(3)

[LOGO]

OFFER TO EXCHANGE OPTIONS
ELECTION FORM



To: ((name))
Employee Number: ((ssn))
((address))
((address1)), ((address2)) ((address3))


Listed on the following page are all stock options (the "Old Options") that you currently have outstanding under the Tut Systems, Inc. 1992 Stock Plan (the "1992 Stock Plan"), the Tut Systems, Inc. 1998 Stock Plan (the "1998 Stock Plan") and the Tut Systems, Inc. 1999 Nonstatutory Stock Plan (the "1999 Nonstatutory Stock Option Plan"). Under the Offer to Exchange, you may elect to cancel any or all of your unexercised shares by completing page 6 and returning this form during the period beginning May 11, 2001 and ending at 12:00 midnight, New York City time, June 8, 2001, unless extended by us.* If you turn in this form after this date, it will not be accepted, or if you fail to turn it in, you will be deemed to have elected not to accept the offer. Tut will e-mail a
                               ---
confirmation of receipt within 48 hours of receiving your Election Form. However, this is not by itself acceptance of the options for exchange.

Listed on page three are all options which you may receive ("New Options") on or about December 13, 2001 in exchange for the Old Options cancelled. Please indicate on page 6 which Old Options you would like to cancel. For each Old Option cancelled, Tut agrees to promise to grant you an option on or about December 13, 2001 with the terms in this Election Form and as described in the Offer to Exchange, the memorandum from Janice Ramsey dated May 11, 2001, the Notice to Change Election Form From Accept to Reject and the Promise to Grant New Option (together, as they may be amended from time to time, constituting the "Offer"). Please refer to the Field Key on page 4 for a description of the fields noted below. You may revoke your election to tender options for exchange by submitting a Notice to Change Election From Accept to Reject to revoke the tender of all your tendered Old Options or a new Election Form (to revoke the tender of some of your Old Options) prior to the cutoff time of 12:00 midnight, New York City Time, June 8, 2001.


* Note: If you opt to cancel any Old Options granted to you by Tut, you must cancel all options granted to you by Tut between December 11, 2000 and June 11, 2001.


ELECTION FORM DUE TO SHAREHOLDER SERVICES, ATTENTION BILL RADTKE, NO LATER THAN 12:00 MIDNIGHT, NEW YORK CITY TIME, JUNE 8, 2001.

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OLD OPTIONS:
------------

                                                                                                       Unexercised
Grant                            Grant       Total # of      Strike     Expiration    Unexercised        Vested
Number         Plan     Type     Date      Shares  Issued     Price        Date         Shares           Shares
-------       ------   ------   -------    --------------    -------    ----------    -----------      -----------
  ((grant))   (plan))  ((type)) ((gdate))   ((shares))       ((price))   ((xdate))     ((outs))        ((unxvested))

 Unvested       Date Fully     Issued by TUT
  Shares          Vested       In the Last 6 Mo?
----------    ------------    ------------------
 ((unvested))   ((dvested))     ((six))

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PROPOSED NEW OPTIONS:
---------------------

NEW OPTIONS TO BE ISSUED ON OR ABOUT DECEMBER 13, 2001 IF YOU CANCEL THE OLD OPTIONS WITH THE CORRESPONDING GRANT NUMBER(S):

                                             Total # of
Grant                             Proposed  -------------    Strike      Expiration       Vested       Unvested      Date Fully
Number       Plan*      Type**   Grant Date Shares Issued   Price***        Date         Shares****    Shares****     Vested****
-----       -------     -------  ---------- -------------   --------     ----------      ----------    -----------    ----------

((grant1))   ((plan1))   ((type1)) ((gdate1)) ((outs))         ((price1))   ((xdate1))   ((vested1))   ((unvested1))  ((dvested1))

* Will be determined at the time of grant depending on availability of shares under the 1998 Stock Plan or the 1999 Nonstatutory Stock Option Plan.

** Will be the same type as the Old Option, to the maximum extent permitted by law.

*** Will be equal to the closing price of Tut's common stock as listed on the Nasdaq National Market on December 12, 2001 (one day prior to grant of New Options).

**** Will be subject to vesting as follows, subject to your continued employment with Tut: (a) all shares equal to the number of shares that were fully vested under the cancelled option on June 8, 2001 will be fully vested, (b) all shares equal to the number of unvested shares under the cancelled option on June 8, 2001 that would have been fully vested on the date the new option is granted (at least six months and two days from the date the options are cancelled) will be fully vested, and (c) all remaining unvested shares will vest ratably each month, beginning on the date the new option is granted and ending on the date that is at least twelve months prior to the date that the cancelled option would have been fully vested. In other words, the vesting schedule for each new option will be shortened by approximately twelve months.

                                       3
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Field Key
---------

Grant Number - Refers to the Grant Number of your Old Option or the corresponding New Option.

Plan - Refers to the option plan under which your option is granted to you. Your option is subject to the terms and conditions of the option plan it is issued under.

Type - Refers to whether the option is an incentive stock option or a nonstatutory stock option.

Grant Date - The date of grant of the option.

Total Number of Shares Issued - Refers to the total number of shares of Tut Systems, Inc. Common Stock underlying the option.

Strike Price - This is the exercise price of the option.

Expiration Date - This is the date this option expires, unless you are terminated, become disabled or are otherwise not an employee. The option plan under which your option was issued and your option agreement further explains other termination events and dates.

Unexercised Shares - The total number of shares underlying the option minus any shares exercised by you and converted into stock. Note that only options which are unexercised are covered by the Offer to Exchange.

Unexercised Vested Shares - Those shares which have vested and which you have the right to exercise and convert into stock.

Unvested Shares - Those shares which have not vested and which you do not have the right to exercise and convert into stock.

Date Fully Vested - The date on which all of the shares underlying the option become fully vested and you earn the right to exercise and convert these into stock.

Issued in the Last 6 Months - Indicates whether a grant was issued by Tut Systems, Inc. from December 11, 2000 through June 11, 2001.

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                          ELECTION TO CANCEL OPTIONS

To Tut Systems, Inc. ("Tut"):

         By signing below, I understand and acknowledge that:

          (a) I have read, understand and agree to all of the terms and conditions of the Offer;

          (b) Tendering the Old Options by following the procedure described in the Offer to Exchange and in the instructions to this Election Form will constitute my acceptance of the terms and conditions of the Offer. Tut's acceptance for exchange of Old Options tendered in accordance with the Offer will constitute a binding agreement between Tut and me upon the terms and conditions of the Offer;

          (c) Upon Tut's acceptance of the Old Options for exchange, this Election Form will serve as an amendment to the option agreement(s) covering the Old Options that I am tendering;

          (d) All New Options will be subject to the terms of the Offer to Exchange, the plan from which the New Options are granted (the 1998 Stock Plan or the 1999 Nonstatutory Stock Option Plan, as determined by the Board of Directors in their sole discretion) and a new option agreement between Tut and me, and all applicable laws and regulations;

          (e) For each option I elect to cancel, I lose my right to purchase all outstanding unexercised shares under that option after the date of cancellation;

          (f) The New Options I will receive will not be granted until at least December 13, 2001 or the first business day that is at least six months and two days from the date the Old Options I am tendering are accepted for exchange and cancelled. I understand that there is a possibility that the exercise price of the New Options could be higher than the exercise price of the Old Options.

          (g) I must be an employee of Tut or one of its U.S. subsidiaries and otherwise be eligible under the 1998 Stock Plan or the 1999 Nonstatutory Stock Option Plan on the date the New Options are granted in order to receive New Options. I understand the possible loss of my cancelled stock options if employment is terminated for any reason before December 13, 2001 or the date the new options are granted.

          (h) All the Old Options that I am tendering represent all of the common stock covered by each Old Option that I am tendering. I also understand that if I elect to cancel any Old Options, all Old Options granted in the six months prior to cancellation i.e., since December 11, 2000, will also be cancelled and replaced with New Options.

          (i) Under certain circumstances described in the Offer to Exchange, Tut may terminate or amend and postpone its acceptance and cancellation of any Old Options tendered for exchange. In this event, I understand that the Old Options delivered with this Election Form but not accepted will be returned to me at the address indicated below.

          (j) Tut has advised me to consult with my own advisors as to the consequences of participating or not participating in the Offer.

                                       5
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          (k)   Participation in the Offer will not be construed as a right to my continued employment with Tut or any of its subsidiaries for any period and my employment with Tut or any of its subsidiaries can be terminated at any time by me or Tut (or one of Tut's subsidiaries, as applicable), with or without cause or notice, subject to the provisions of local law.

          (l) All authority in this Election Form will survive my death or incapacity, and all of my obligations in this Election Form will be binding upon my heirs, personal representatives, successors and assigns.

          Subject to the above understandings and acknowledgements, I would like to participate in the Offer as indicated below. I have read and followed the instructions attached to this form.


Yes, I wish to tender for exchange each of the options specified below, along with all options granted since December 11, 2000:

GRANT NUMBER:____________________

GRANT NUMBER:____________________

GRANT NUMBER:____________________

GRANT NUMBER:____________________

GRANT NUMBER:____________________

GRANT NUMBER:____________________

I understand that all of these options will be irrevocably cancelled on or about June 11, 2001.

Signed:______________________________________
                (Signature)

Name of Employee:____________________________
                   (Print Name)

Address of Employee:____________________________
                   (Print Address)

Date:________________________________________


ELECTION FORM DUE TO SHAREHOLDER SERVICES, ATTENTION BILL RADTKE, NO LATER THAN MIDNIGHT;NEW YORL CITY TIME, JUNE 8, 2001.

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

                                  INSTRUCTIONS

             FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

     1.   Delivery of Election Form.

     A properly completed and executed original of this Election Form (or a faxed copy of it), and any other documents required by this Election Form, must be received by Shareholder Services, Attention Bill Radtke either via hand delivery or fax (fax # (925) 201-4427) on or before 12:00 midnight, New York City Time on June 8, 2001 (the "Expiration Date").

     The method by which you deliver any required documents is at your option and risk, and the delivery will be deemed made only when actually received by Tut. You may hand deliver your Election Form to Shareholder Services, Attention Bill Radtke at Tut, or you may fax it to Shareholder Services, Attention Bill Radtke (fax # (925) 201-4427). In all cases, you should allow sufficient time to ensure timely delivery.

     2.   Withdrawals of Tendered Options

     You may withdraw your tendered options at any time before the Expiration Date. If Tut extends the Offer beyond that time, you may withdraw your tendered options at any time until the extended expiration of the Offer. In addition, although Tut currently intends to accept your validly tendered options promptly after the expiration of the Offer, if we do not accept your tendered options before 12:00 midnight, New York City Time, on July 9, 2001, you may withdraw your tendered options at any time after July 9, 2001.

     To withdraw tendered options you must deliver a signed and dated Notice to Change Election From Accept to Reject (or a faxed copy of the notice) with the required information to Tut while you still have the right to withdraw the tendered options. You may not rescind a withdrawal and you will be deemed not to have tendered any Old Options you have withdrawn unless you properly re-tender them before the Expiration Date by delivery of a new Election Form following the procedures described in these Instructions.

     Tenders of options made through the offer may be changed at any time before the Expiration Date. If Tut extends the Offer beyond that time, you may change your election regarding particular tendered options at any time until the extended expiration of the Offer. To change your election regarding particular tendered options while continuing to elect to participate in the Offer, you must deliver a signed and dated new Election Form, with the required information, following the procedures described in these Instructions. Upon the receipt of such a new, properly signed and dated Election Form, any previously submitted Election Form will be disregarded and will be considered replaced in full by the new Election Form.

     Tut will not accept any alternative, conditional or contingent tenders. All tendering option holders, by signing this Election Form (or a faxed copy of it), waive any right to receive any notice of the acceptance of their tender, except as provided for in the Offer to Exchange.

     3.   Inadequate Space.

     If the space provided in this Election Form is inadequate, the information requested by the table on this Election Form regarding the options to be tendered should be provided on a separate schedule attached to this Election Form. Print your name on this schedule and sign it. The schedule should be delivered with the Election Form, and will thereby be considered part of this Election Form.

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          4.   Tenders.

          If you intend to tender options through the Offer, you must complete the table on this Election Form by providing the grant number for each option that you intend to tender.

          Tut will not accept partial tenders of options. Accordingly, you may tender all or none of the unexercised shares subject to the options you decide to tender. Also, if you intend to tender any of the options that were granted to you, then you must tender all of your Old Options that were granted to you during the six month period prior to the Expiration Date.

          5.   Signatures on This Election Form.

          If this Election Form is signed by the holder of the Old Options, the signature must correspond with the name as written on the face of the option agreement or agreements to which the options are subject without alteration, enlargement or any change whatsoever.

          If this Election Form is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, that person should so indicate when signing, and proper evidence satisfactory to Tut of the authority of that person so to act must be submitted with this Election Form.

          6.  Requests for Assistance or Additional Copies.

          Any questions or requests for assistance, as well as requests for additional copies of the Offer to Exchange or this Election Form may be directed to Shareholder Services, Attention Bill Radtke, at Tut Systems, Inc., 5964 W. Las Positas Blvd., Pleasanton, CA 94588, telephone number (925) 201-4212.
Copies will be furnished promptly at Tut's expense.

          7.   Irregularities.

          All questions as to the number of option shares subject to options to be accepted for exchange, and the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tender of options will be determined by Tut in its discretion. Tut's determinations shall be final and binding on all parties. Tut reserves the right to reject any or all tenders of options Tut determines not to be in proper form or the acceptance of which may, in the opinion of Tut's counsel, be unlawful. Tut also reserves the right to waive any of the conditions of the Offer and any defect or irregularity in the tender of any particular options, and Tut's interpretation of the terms of the Offer (including these instructions) will be final and binding on all parties. No tender of options will be deemed to be properly made until all defects and irregularities have been cured or waived. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as Tut shall determine. Neither Tut nor any other person is or will be obligated to give notice of any defects or irregularities in tenders, and no person will incur any liability for failure to give any such notice.

                                       8
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     8.   Additional Documents to Read.

     You should be sure to read the Offer to Exchange, all documents referenced in the Offer to Exchange, and the memorandum from Janice Ramsey dated May 11, 2001 before deciding to participate in the Offer.

     9.  Important Tax Information.

          You should refer to Section 17 of the Offer to Exchange, which contains important U.S. federal income tax information.

     10. Miscellaneous.

     A.  Data Privacy.  By accepting the Offer, you hereby explicitly and
         ------------
unambiguously consent to the collection, use and transfer, in electronic or other form, of your personal data as described in this document by and among, as applicable, Tut Systems, Inc. and/or any affiliate for the exclusive purpose of implementing, administering and managing your participation in the Offer.

     You understand that Tut Systems, Inc. and/or any affiliate may hold certain personal information about you, including, but not limited to, your name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in Tut, details of all Options or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in your favor, for the purpose of implementing, administering and managing the stock option plan and this Offer ("Data"). You understand that Data may be transferred to any third parties assisting in the implementation, administration and management of the Offer, that these recipients may be located in your country, or elsewhere, and that the recipient's country may have different data privacy laws and protections than in your country. You authorize the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the your participation in the stock option plans and this Offer. You understand that Data will be held only as long as is necessary to implement, administer and manage your participation in the stock option plans and this Offer. You understand that you may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or withdraw the consents herein by contacting in writing your local human resources representative. You understand that withdrawal of consent may affect your ability to participate in this Offer and exercise or realize benefits from the stock option plans.

     B.   Acknowledgement and Waiver.  By accepting this Offer, you acknowledge
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that: (i) your acceptance of the Offer is voluntary; (ii) your acceptance of the
Offer shall not create a right to further employment with your employer and shall not interfere with the ability of your employer to terminate your employment relationship at any time with or without cause; and (iii) the Offer, the Old Options and the New Options are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.

     Important: The Election Form (or a faxed copy of it) together with all other required documents must be received by Tut, on or before the Expiration Date.

                                       9